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                                                                    EXHIBIT 12.1


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in Thousands)

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                                       ----------------------------------------------------    --------------------
                                                   Fiscal Year Ended September 30,               Six Months Ended
                                       ----------------------------------------------------    --------------------
                                                                                               March 31,  March 30,
                                          1997       1998       1999        2000       2001      2001       2002
                                          ----       ----       ----        ----       ----      ----       ----
Earnings:
  Total earnings (loss)                $  3,172   $ 14,137   $(16,917)   $ 10,779   $ 14,358   $  5,915   $ 12,289
  Income tax provision (credit)           5,193     12,986     (2,772)      7,972      9,386      4,269      9,277
  Extraordinary item                      1,462         --         --          --         --         --         --
                                       --------   --------   --------    --------   --------   --------   --------
  Pre-tax earnings (loss)                 9,827     27,123    (19,689)     18,751     23,744     10,184     21,566
                                       --------   --------   --------    --------   --------   --------   --------

Fixed charges:
  Interest charges                        3,463      3,175     22,722      28,563     31,926     14,281     16,885
  Interest factor of operating rents        178        197        227         323        365        182        204
                                       --------   --------   --------    --------   --------   --------   --------

  Total fixed charges                     3,641      3,372     22,949      28,886     32,291     14,463     17,089
                                       --------   --------   --------    --------   --------   --------   --------

Earnings as adjusted                   $ 13,468   $ 30,495   $  3,260    $ 47,637   $ 56,035   $ 24,647   $ 38,655
                                       ========   ========   ========    ========   ========   ========   ========

Ratio of earnings to fixed charges          3.7        9.0        0.1         1.6        1.7        1.7        2.3
                                       ========   ========   ========    ========   ========   ========   ========
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